As filed with the Securities and Exchange Commission on November 1, 1996
                                                    Registration No. 333 - 14755

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              -------------------
                                Amendment No. 1
                                       to
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                              -------------------

                         LIFE CRITICAL CARE CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                              7352                       52-0980785
(State or other jurisdiction of      (Primary Standard Industrial       (I.R.S. Employer
incorporation or organization)        Classification Code Number)      Identification No.)

                      3333 W. Commercial Blvd., Suite 203
                         Fort Lauderdale, Florida 33309
                                 (954) 486-0424

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Thomas H. White
                            Chief Executive Officer
                      3333 W. Commercial Blvd., Suite 203
                         Fort Lauderdale, Florida 33309
                                 (954) 486-0424

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

      George S. Lawler, Esquire              David S. Rosenthal, Esquire
 Whiteford, Taylor & Preston L.L.P.   Shereff, Friedman, Hoffman & Goodman, LLP
    210 West Pennsylvania Avenue                  919 Third Avenue
     Towson, Maryland 21204-4515              New York, New York 10022
           (410) 832-2000                          (212) 758-9500

         Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware GCL") provides that the Registrant may indemnify any person, including any officer or director, who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "such Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Person in connection with such action, suit or proceeding if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any threatened, pending or completed action or suit by or in the right of the Registrant, the Registrant also may indemnify any such Person against expenses (including attorneys' fees) actually and reasonably incurred by such Person in connection with that action's or suit's defense or settlement, if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity. Where such Person is successful on the merits or otherwise in defense of any action or suit referred to above or in defense of any claim, issue or matter therein, the Registrant shall indemnify such Person against the expenses (including attorneys' fees) that such Person actually and reasonably incurred.

         The Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of Delaware, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. The Registrant's Certificate of Incorporation also provides that to the fullest extent permitted by the Delaware GCL, as amended or interpreted, the Registrant shall indemnify all persons whom it may indemnify pursuant thereto. These provisions in the Certificate of Incorporation do not eliminate the duty of care. In appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the Delaware GCL. These provisions also do not affect a director's or officer's responsibilities under any other law, such as the federal or state securities laws or state or federal environmental laws.

         The Underwriting Agreement (a form of which is filed as Exhibit 1.1 hereto) will provide that the Underwriters will indemnify and hold harmless the Registrant and each director, officer or controlling person of the Registrant from and against any liability caused by any statement or omission in the Registration Statement or Prospectus based upon certain information furnished to the Registrant by the Underwriters for use in the preparation thereof.

Item 25. Other Expenses of Issuance and Distribution.*

         The following table sets forth a statement of all expenses payable by the Registrant in connection with the registration, issuance and distribution of the Common Stock offered hereby, other than the underwriting discount.

         SEC Registration Fee...............................  $   4,234
         Accounting Fees and Expenses.......................         **
         Legal Fees and Expenses............................         **
         Underwriters Expense Allowance.....................    300,000
         Printing and Engraving Expenses....................         **
         Blue Sky Fees and Expenses.........................         **
         NASD Filing Fee....................................      1,897
         Nasdaq Quotation Fee...............................     25,000
         Registrar and Transfer Agent Fees..................         **
         Miscellaneous Fees and Expenses....................         **
                                                              ---------
                  Total.....................................  $      **
                                                              =========

-------------------
 * Except for the SEC registration fee, the NASD filing fee and the Nasdaq quotation fee, all expenses are estimated.
**  To be supplied by amendment.

Item 26. Recent Sales of Unregistered Securities.

         The following share amounts and sales prices have been adjusted for a 1,110-for-one stock split of the Company's Common Stock, par value $0.01 per share, effective on August 29, 1996.

         On August 10, 1995, Registrant sold 743,700 shares of Common Stock, par value $0.01 per share, for $0.01 per share to the four founders of the Registrant in connection with the formation of the Registrant.

         On August 12, 1995, the Registrant sold a $750,000 18% Subordinated Note due December 31, 1997 for $750,000 to Morgenthau Bridge Investment Limited Partnership.

         On August 12, 1995, the Registrant sold a $750,000 18% Subordinated Note due December 31, 1997 for $750,000 to Morgenthau Bridge Loan LLC.

         On April 8, 1996, the Registrant authorized the sale of and, on September 30, 1996, the Registrant sold 248,640 shares of Common Stock, par value $0.01 per share, for $0.01 per share to IRA accounts for the benefit of the four founding stockholders of the Registrant.

         During September and October 1996, the Registrant sold an aggregate principal amount of $500,000 of 12% Subordinated Notes due December 31, 1997 and 50,000 shares of Common Stock, par value $0.01 per share, for $0.10 per share to 14 investors.

         The foregoing sales were exempt from registration under Section 4(2) of the Securities Act as they did not involve a public offering. In issuing securities under the exemption provided by Section 4(2) of the Securities Act, the Registrant relied upon certain purchasers' status as an officer or director of the Registrant and that each purchaser had such knowledge and experience in financial and business matters that such person was capable of evaluating the merits and risks of the investment.

Item 27. Exhibits.

            Exhibit
            Number          Description

              1.1         Form of Underwriting Agreement

              3.1         Restated Certificate of Incorporation*

              3.2         Amended and Restated By-Laws*

              4.1 Specimen form of Common Stock certificate of the Company*

              5.1         Opinion of Whiteford, Taylor & Preston L.L.P.**

             10.1 Loan and Securities Purchase Agreement, Stock Warrant and Subordinated Note each dated August 12, 1995 between Life Critical Care and Morgenthau Bridge Investment Limited Partnership*

             10.2 Loan and Securities Purchase Agreement, Stock Warrant and Subordinated Note each dated August 12, 1995 between Life Critical Care Corporation and Morgenthau Bridge Loan LLC*

             10.3 Asset Purchase Agreement dated January 22, 1996 between Life Critical Care and Blue Water Medical Supply, Inc. and Blue Water Industrial Products, Inc., as amended*

             10.4 Asset Purchase Agreement dated March 1, 1996 among ABC Medical Supply, Inc., Timothy Dillon, Dennis Phillips and Life Critical Care, as amended*

             10.5 Asset Purchase Agreement dated March 1, 1996 among Great Lakes Home Medical, Inc., Michael E. Belleau, James Bickel, Thomas Mainhardt and Life Critical Care, as amended*

             10.6 Form of Lease Agreement between Life Critical Care and Blue Water Land Development for 37885 Green Street, New Baltimore, Michigan*

                          48047

             10.7 Form of Lease Agreement between Life Critical Care and Blue Water Land Development for 37280 Green Street, New Baltimore, Michigan 48047*

             10.8 Form of Loan and Security Agreement between Life Critical Care and certain investors*

             10.9 Employment Agreement dated as of July 25, 1996 between Life Critical Care and its Chief Executive Officer*

            10.10 Employment Agreement between Life Critical Care and its Chief Financial Officer**

            10.11         1996 Non-Employee Directors Stock Option Plan*

            10.12         1996 Stock and Incentive Plan*

            10.13         Form of 401(k) Plan**

            10.14 Agreement between Life Critical Care and The Morgenthau Group Financial Corporation**

            10.15 Credit facility agreement between Life Critical Care and Manufactures and Traders Trust Co.**

            10.16         Form of Underwriter's Warrant

            10.17         Form of Financial Consulting Agreement

            10.18         Form of Merger and Acquisition Agreement

            10.19         Form of Lock-Up Agreement

            10.20         Form of Agreement of Management and Principal
                          Stockholders

            10.21         Form of Stock Escrow Agreement

             11.1         Statement Re: Computation of Per Share Earnings*

             23.1         Consent of Ernst & Young LLP*

             23.2         Consent of Whiteford, Taylor & Preston L.L.P.
                          (included in Exhibit 5.1)**

             24.1 Power of Attorney (included as part of the signature page of this Registration Statement)

             27.1         Financial Data Schedule*

----------------
       * Previously filed.
      ** To be filed by amendment.

Item 28. Undertakings.

         The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on October 30, 1996.

                                       LIFE CRITICAL CARE CORPORATION

                                       By:    /s/ Thomas H. White
                                           --------------------------
                                              Thomas H. White,
                                              Chief Executive Officer



        Signature                        Title                      Date

/s/ THOMAS H. WHITE             Principal Executive Officer,   October 30, 1996
---------------------------
    THOMAS H. WHITE             Principal Financial Officer,
                                Principal Accounting Officer
                                and Director

/s/ RICHARD M. ANDZEL           Director                       October 30, 1996
---------------------------
    RICHARD M. ANDZEL

                                 EXHIBIT INDEX

        Exhibit
        Number      Description

          1.1    Form of Underwriting Agreement

          3.1    Restated Certificate of Incorporation*

          3.2    Amended and Restated By-Laws*

          4.1    Specimen form of Common Stock certificate of the Company*

          5.1    Opinion of Whiteford, Taylor & Preston L.L.P.**

         10.1 Loan and Securities Purchase Agreement, Stock Warrant and Subordinated Note each dated August 12, 1995 between Life Critical Care and Morgenthau Bridge Investment Limited Partnership*

         10.2 Loan and Securities Purchase Agreement, Stock Warrant and Subordinated Note each dated August 12, 1995 between Life Critical Care Corporation and Morgenthau Bridge Loan LLC*

         10.3 Asset Purchase Agreement dated January 22, 1996 between Life Critical Care and Blue Water Medical Supply, Inc. and Blue Water Industrial Products, Inc., as amended*

         10.4 Asset Purchase Agreement dated March 1, 1996 among ABC Medical Supply, Inc., Timothy Dillon, Dennis Phillips and Life Critical Care, as amended*

         10.5 Asset Purchase Agreement dated March 1, 1996 among Great Lakes Home Medical, Inc., Michael E. Belleau, James Bickel, Thomas Mainhardt and Life Critical Care, as amended*

         10.6 Form of Lease Agreement between Life Critical Care and Blue Water Land Development for 37885 Green Street, New Baltimore, Michigan 48047*

         10.7 Form of Lease Agreement between Life Critical Care and Blue Water Land Development for 37280 Green Street, New Baltimore, Michigan 48047*

         10.8 Form of Loan and Security Agreement between Life Critical Care and certain investors*

         10.9 Employment Agreement dated as of July 25, 1996 between Life Critical Care and its Chief Executive Officer*

         10.10 Employment Agreement between Life Critical Care and its Chief Financial Officer**

         10.11   1996 Non-Employee Directors Stock Option Plan*

         10.12   1996 Stock and Incentive Plan*

         10.13   Form of 401(k) Plan**

         10.14 Agreement between Life Critical Care and The Morgenthau Group Financial Corporation**

         10.15 Credit facility agreement between Life Critical Care and Manufactures and Traders Trust Co.**

         10.16   Form of Underwriter's Warrant

         10.17   Form of Financial Consulting Agreement

         10.18   Form of Merger and Acquisition Agreement

         10.19   Form of Lock-Up Agreement

         10.20   Form of Agreement of Management and Principal Stockholders

         10.21   Form of Stock Escrow Agreement

          11.1   Statement Re: Computation of Per Share Earnings*

          23.1   Consent of Ernst & Young LLP*

          23.2   Consent of Whiteford, Taylor & Preston L.L.P. (included in
                 Exhibit 5.1)**

          24.1 Power of Attorney (included as part of the signature page of this Registration Statement)

          27.1   Financial Data Schedule*

---------------
       * Previously filed.
      ** To be filed by amendment.